NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF OTHER EVIDENCE, ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

FURTHER, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME PRIOR TO THE EXPIRATION OF EIGHTEEN (18) MONTHS FROM THE DATE HEREOF.

ISSUE DATE: AUGUST 27, 2018

WOUND MANAGEMENT TECHNOLOGIES, INC.

5.00% Convertible Promissory Note

Houston, Texas **$1,500,000.00**

WOUND MANAGEMENT TECHNOLOGIES, INC., a Texas corporation with offices at 1200 Summit Avenue, Suite 414, Fort Worth, Texas 76102 (hereinafter referred to as *"WNDM"*), for value received, hereby promises to pay to **CGI CELLERATE RX, LLC,** a Texas limited liability company (the *"Payee"*), at 7500 Rialto Boulevard, Building 2, Suite 220, Austin Texas 78735, the sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), together with interest on the unpaid principal balance hereof from the date hereof until payment in full, in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, at a per annum rate of Five Percent (5%) compounded quarterly. All past due principal, and, to the extent permitted by applicable law, past due interest, on this Note shall bear interest from and after maturity until paid at a per annum rate equal to the lesser of (i) ten percent (10%), or (ii) the maximum nonusurious rate allowable under applicable law, which shall be compounded quarterly.

This 5% Convertible Note (hereinafter referred to as the *"Note"*) is being issued by WNDM pursuant to the terms of a **Contribution Agreement** dated as of even date herewith (the *"Agreement"*), executed by and among Wound Care Innovations, LLC, a Nevada limited liability company and a wholly owned subsidiary of WNDM, Cellerate, LLC, a Texas limited liability company, and the Payee.

1. Interest and Principal Payments. Interest only is payable quarterly on the last day of each calendar quarter, beginning with the quarter ended September 30, 2018, and continuing regularly and quarterly on the last day of every December, March, June and September thereafter until March 1, 2021 (the *"Maturity Date"*), on which date the entire unpaid principal balance hereof, together with all

accrued but unpaid interest, shall mature and become due and payable. Notwithstanding the foregoing, WNDM may elect not to pay interest on the Note and such failure to pay interest shall not be considered an "Event of Default" as such term is hereinafter defined. All payments received hereon by Payee shall be applied first to accrued but unpaid interest, and the balance, if any, to principal.

2. Prepayments. This Note may be prepaid, in whole or in part, without premium or penalty upon at least thirty (30) days prior written notice (the period commencing on the date on which such notice is sent and expiring at the close of business on the thirtieth day thereafter being hereinafter referred to as the *"Prepayment Notice Period"*) provided that the holder hereof shall maintain its right to convert the outstanding principal amount hereof into fully paid and non-assessable shares of common stock of WNDM, par value $0.001 per share (*"Common Stock"*), under paragraph 5(a) of this Note through the expiration of the Prepayment Notice Period.

3. Events of Default. The occurrence and continuation of any one of the following events or conditions shall constitute an *"Event of Default"*:

(a) WNDM fails to make any payment of principal or interest, on the Maturity Date;

(b) WNDM fails to perform any of its obligations under this Note (other than the payment obligation described in Section 3(a) hereof) within thirty (30) days after receipt from Payee of written notice of such failure to perform; or

(c) WNDM makes an assignment for the benefit of creditors or becomes insolvent or unable to pay its debts generally as they become due, or applies to any tribunal for the appointment of a trustee or receiver for a substantial part of the assets of WNDM, or commences any proceedings relating to WNDM under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against WNDM and WNDM indicates its consent to such proceedings, or an order is entered appointing such trustee or receiver, or approving the petition in any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation proceedings, and such order remains in effect or such proceeding is not dismissed within sixty (60) days.

4. Remedies. Upon the occurrence of an Event of Default other than as described in Section 3(c) hereof, the Payee or other holder of this Note may declare the entire unpaid principal of this Note, and all accrued but unpaid interest thereon, at once due and payable, and upon the occurrence of an Event of Default under Section 3(c) hereof, the entire unpaid principal of this Note and all accrued but unpaid interest thereon shall automatically be declared at once due and payable, and upon any such declaration the principal of this Note and such accrued but unpaid interest shall become and be immediately due and payable, and the Payee or any other holder of this Note may, thereupon proceed to protect and enforce its rights, either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee or such other holder.

5. Conversion Rights.

(a) At the Option of Holder. Upon the execution date of this Note and until payment in full of the entire outstanding principal amount and all accrued and unpaid interest, the holder of this Note shall have the right to convert, from time to time, all or a portion of the outstanding principal amount (including any accrued and unpaid interest) of this Note into shares of Common Stock at a price per share of nine cents ($.09) per share of Common Stock (being hereinafter referred to as the *"Initial Conversion Price"*) (the Initial Conversion Price, as same may hereinafter be adjusted from time to time pursuant to the provisions hereof being referred to herein as the *"Conversion Price"*), and otherwise on and subject to the terms and conditions set forth in paragraphs 5(b) through 5(h). The holder of this Note may exercise such holder's right to convert all or a portion of the outstanding principal amount of this Note (including any accrued and unpaid interest) into shares of Common Stock by (i) giving written notice to WNDM that such holder elects to convert all or a portion of the outstanding principal amount (including any accrued and unpaid interest) into Common Stock, (ii) stating in such written notice the principal amount which the holder wishes to convert (which shall not in any event be less than $100,000), and the denominations in which such holder wishes the certificate or certificates for Common Stock to be issued, and (iii) surrendering this Note to WNDM. In the event the entire principal (including any accrued and unpaid interest) is not converted into shares of Common Stock, then WNDM shall issue and deliver to the holder a replacement promissory note for the remaining amount of principal and unpaid interest not converted that otherwise has the same terms and conditions as this Note.

(b) Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, WNDM will, as soon as practicable after surrender of this Note and compliance by the holder hereof with any other conditions herein contained, cause to be issued and delivered to the surrendering holder certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount converted accrued through the Conversion Date, as hereinafter defined. WNDM shall not issue fractional shares of Common Stock upon conversion or script in lieu thereof, but the number of shares of Common Stock to be received by any holder upon conversion shall be rounded down to the next whole number and the holder shall be entitled to payment for the fractional share in cash at the then applicable Conversion Price. Such conversion shall be deemed to have been made as of the close of business on the date the notice of conversion is delivered to WNDM in accordance with the notice provisions hereinafter set forth (the close of business on such date being herein sometimes called the *"Conversion Date"*), so that the persons entitled to receive the shares of Common Stock upon conversion of all or part of the principal amount and accrued interest hereof shall be treated for all purposes as having been the record holder or holders of such shares of Common Stock at such time.

(c) Subdivisions, Combinations, Dividends or Distributions of Stock. In the event that, while this Note shall remain outstanding, WNDM shall at any time subdivide or combine the outstanding shares of Common Stock, or issue additional shares of Common Stock as a dividend or other distribution on the Common Stock, the Conversion Price shall be proportionately adjusted so that, with respect to each such subdivision of shares or stock dividend or stock distribution, the number of shares of Common Stock deliverable upon conversion of this Note shall be increased in proportion to the increase in the number of then outstanding shares of Common Stock resulting from such subdivision of shares or stock dividend or stock distribution, and, with respect to each such combination of shares, the number of shares of Common Stock deliverable upon

conversion of this Note shall be decreased in proportion to the decrease in the number of then outstanding shares of Common Stock resulting from such combination of shares. Any such adjustment in the Conversion Price shall become effective, in the case of any subdivision or combination of shares, at the close of business on the effective date thereof, and, in the case of any such stock dividend or stock distribution, at the close of business on the record date fixed for the determination of stockholders entitled thereto, or on the first business day during which the stock transfer books of WNDM shall be closed for the purpose of such determination, as the case may be. No adjustment shall be made by reason of the issuance of shares of Common Stock or of any securities convertible into shares of Common Stock in exchange for cash, property or services, or in any event other than those specifically set forth in this Section 5.

(d) Other Noncash Dividends. In the event that, while this Note shall be outstanding, WNDM shall distribute to the holders of its Common Stock as a class any assets (other than stock dividends or distributions) or evidences of indebtedness, WNDM shall, concurrently therewith reduce the Conversion Price by the amount of the value per share of such distribution, but in no event shall the Conversion Price be or become less than the par value per share of Common Stock. The provisions of this paragraph (d) shall similarly apply to successive distributions to holders of Common Stock.

(e) Liquidation, Dissolution, Consolidation, Merger, Sale, Reclassification. In the event that, while this Note shall remain outstanding, there shall be any liquidation or dissolution of WNDM, consolidation or merger of WNDM with another corporation, sale to another corporation of all or substantially all of the assets of WNDM, or reclassification of the Common Stock of WNDM into securities including other than Common Stock, then the holder of this Note shall thereafter have the right to convert the outstanding principal amount of this Note into the kind and amount of shares of stock and other securities and property receivable upon such liquidation, dissolution, consolidation, merger, sale of assets or reclassification by a holder of the number of shares of Common Stock into which the outstanding principal amount of this Note could have been converted immediately prior to such liquidation, dissolution, consolidation, merger, sale or reclassification. The instruments effecting such liquidation, dissolution, consolidation, merger, sale or reclassification, and, where appropriate, the certificate of incorporation of the surviving or resulting or purchasing corporation shall provide for such conversion rights, and the provisions of this paragraph (e) shall similarly apply to successive liquidations, dissolutions, consolidations, mergers, sales or reclassifications. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

(f) Reservation of Adequate Shares. Subject to the immediately succeeding sentence, WNDM shall at all times reserve and keep available out of its authorized Common Stock, for issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all of the Notes. Notwithstanding the foregoing, if, as of the date of this Note, there are insufficient shares of authorized Common Stock available for issuance upon conversion of this Note as herein provided, WNDM shall not be in default of its obligations in this Section 5(f) so long as WNDM shall promptly institute and use commercially reasonable efforts to

obtain any shareholder and director approvals necessary to increase the number of authorized shares of Common Stock so required pursuant to WNDM's governing documents within one hundred twenty (120) days of such occurrence. During such period prior to shareholder approval, WNDM will not issue shares of Common Stock to any person other than (i) in connection with the conversion rights of the holder of this Note or (ii) pursuant to obligations to issue shares of Common Stock, which obligations were entered into by WNDM prior to the date of this Note. All shares of Common Stock which shall be issuable upon conversion of this Note in accordance with the terms hereof shall, when so issued upon any such conversion, be duly and validly issued and fully paid and nonassessable.

(g) Delivery of Certificates. If the outstanding principal amount of this Note shall be converted within any period during which the transfer books for WNDM's Common Stock are closed for any purpose, WNDM shall not be required to make delivery of certificates for Common Stock until the date of the reopening of such transfer books.

(h) No Shareholder Rights. This Note shall not entitle the holder hereof to any voting rights or other rights as a shareholder of WNDM, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Common Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof has been converted.

6. Assignment Prohibited. Payee's rights under this Note may not be assigned to any party other than an affiliate of Payee without the prior written consent of WNDM.

7. Registration of Notes and Transfers. WNDM shall maintain, at its address set forth above, a register in which, subject to such reasonable regulations as WNDM may prescribe, it shall provide for the registration of the Notes and transfers of the Notes as herein provided. Subject to the restrictions on transfer set forth herein, upon surrender for registration of transfer of any Note at WNDM's address set forth above, WNDM shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount. Any Note issued upon any registration of transfer or exchange of a Note shall be the valid obligation of WNDM, evidencing the same debt as the Note surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to WNDM duly executed by the holder thereof or his attorney duly authorized in writing.

8. Immunity. This Note and the indebtedness and obligations evidenced hereby are solely corporate indebtedness and obligations, and no personal liability whatsoever shall attach to or be incurred by any past, present or future officer, director, shareholder, agent, attorney or employee of WNDM, under or by reason of any of the obligations, covenants or agreements contained in or implied by this Note.

9. Notices. All notices, requests, consents, and other communications required or permitted under this Note shall be in writing and shall be deemed, unless otherwise provided, to have been delivered on the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

(i) If to the Payee, to the address of the Payee set forth above, Attention: President

(ii) If to WNDM, to the address of WNDM set forth above, Attention: President;

(iii) If to any holder other than the Payee, to such address as may have been designated by notice given WNDM by such holder.

WNDM, the Payee or any other holder hereof may designate a different address by notice given in accordance with the foregoing.

10. Usury. It is expressly provided and stipulated that notwithstanding any provision of this Note or any other instrument evidencing or securing the indebtedness evidenced hereby, in no event shall the aggregate of all interest paid by WNDM to the Payee hereunder ever exceed the Maximum Nonusurious Rate of interest (as hereinafter defined) which may lawfully be charged WNDM under the laws of the State of Texas or the United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the Maximum Nonusurious Rate of interest which could lawfully have been charged or collected on this Note, WNDM stipulates that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest, and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to WNDM); (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term of such indebtedness, all interest at any time contracted for, charged, or received from WNDM in connection with such indebtedness, and any excess shall be canceled, credited or refunded as set forth in (a) herein.

The "Maximum Nonusurious Rate of interest" which may be charged as herein contemplated shall be the indicated rate ceiling from time to time in effect pursuant to the applicable provisions of the Texas Finance Code, as amended, provided that Payee may also rely on any alternative Maximum Nonusurious Rate of interest provided by other applicable laws if such other rates are higher than that allowed by said Article, as amended.

THIS NOTE, THE AGREEMENT, AND ALL DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN WNDM AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF WNDM AND THE PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN WNDM AND PAYEE .

THIS NOTE IS SUBJECT TO FINAL ACCEPTANCE IN, AND ALL TERMS, OBLIGATIONS, AND PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF TEXAS.

ARTICLE VII AND SECTION 9.1 OF THE AGREEMENT, ENTITLED "MEDIATION FIRST AND CHOICE OF LAW" IS EXPRESSLY INCORPORATED HEREIN BY REFERENCE.

IN WITNESS WHEREOF, WNDM has authorized this Note to be executed in its corporate name by its duly authorized officer as of the date first above written.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: /s/ J. Michael Carmena
Name: J. Michael Carmena
Title: Chief Executive Officer